EXHIBIT 99.1

                         INDEX TO FINANCIAL STATEMENTS

                                                                                          PAGE
                                                                                          ----
VST TECHNOLOGIES, INC.
  Report of Independent Public Accountants ............................................   F-2
  Balance Sheets of VST as of December 31, 1998 and 1999 ..............................   F-3
  Statements of Operations of VST for the Years Ended December 31, 1997,
    1998 and 1999 .....................................................................   F-4
  Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit of VST
    for the Years Ended December 31, 1997, 1998 and 1999 ..............................   F-5
  Statements of Cash Flow of VST for the Years Ended December 31, 1997,
    1998 and 1999 .....................................................................   F-6
  Notes to Financial Statements of VST ................................................   F-7


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To VST Technologies, Inc.:

     We have audited the accompanying balance sheets of VST Technologies, Inc. (a Delaware corporation) as of December 31, 1999 and 1998 and the related statements of operations, redeemable convertible preferred stock and stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VST Technologies, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                        /s/ Arthur Andersen LLP

Boston, Massachusetts
February 29, 2000 (except for the matter discussed in Note 1, as to which the date is March 6, 2000)

                            VST TECHNOLOGIES, INC.

                                BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1999

                                                                                  1998              1999
ASSETS                                                                      ---------------   ---------------
Current Assets:
 Cash and cash equivalents ..............................................    $    605,986      $    796,834
 Accounts receivable, net of reserves of approximately $2,385,000 in 1999
   and $980,000 in 1998 .................................................       4,426,241        11,178,440
 Inventories ............................................................       2,645,531        10,799,268
 Prepaid expenses .......................................................         112,102           165,566
 Deferred tax asset (Note 4) ............................................              --         1,485,000
                                                                             ------------      ------------
   Total current assets .................................................       7,789,860        24,425,108
                                                                             ------------      ------------
Property and Equipment, at cost: ........................................
 Production equipment ...................................................       1,328,528         2,107,417
 Computer equipment and software ........................................         369,029           618,565
 Furniture and fixtures .................................................         293,155           412,408
 Construction in progress ...............................................           9,900            61,538
                                                                             ------------      ------------
                                                                                2,000,612         3,199,928
 Less--Accumulated depreciation .........................................       1,247,346         1,912,385
                                                                             ------------      ------------
                                                                                  753,266         1,287,543
                                                                             ------------      ------------
                                                                             $  8,543,126      $ 25,712,651
                                                                             ============      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Line of credit .........................................................    $  1,500,000      $  4,500,000
 Current portion of capital lease obligation ............................               -             7,071
 Accounts payable .......................................................       3,452,386         9,121,474
 Accrued payroll expenses ...............................................         362,419           698,801
 Accrued other expenses .................................................         463,967           918,443
 Income taxes payable (Note 4) ..........................................              --         1,448,150
                                                                             ------------      ------------
   Total current liabilities ............................................       5,778,772        16,693,939
                                                                             ------------      ------------
Capital Lease Obligation, net of current portion ........................              --             5,089
                                                                             ------------      ------------
Commitments (Note 9)
Redeemable Convertible Preferred Stock:
 Series A redeemable convertible preferred stock, $0.01 par value-
   Authorized--248,840 shares Issued and outstanding--214,949 shares,
   recorded at redemption value .........................................       3,721,169         3,995,570
 Series B redeemable convertible preferred stock, $0.01 par value-
   Authorized--243,440 shares Issued and outstanding--135,114 shares,
   recorded at redemption value .........................................       2,812,640         3,034,338
 Series C redeemable convertible preferred stock, $0.01 par value-
   Authorized--560,092 shares Issued and outstanding--553,744 shares,
   recorded at redemption value .........................................       4,495,295         4,943,828
Stockholders' Deficit:
 Common stock, $0.01 par value- Authorized--2,813,708 shares
   Issued and outstanding--101,037 shares ...............................             878             1,010
 Additional paid-in capital .............................................         725,496           744,187
 Accumulated deficit ....................................................      (8,991,124)       (3,705,310)
                                                                             ------------      ------------
   Total stockholders' deficit ..........................................      (8,264,750)       (2,960,113)
                                                                             ------------      ------------
                                                                             $  8,543,126      $ 25,712,651
                                                                             ============      ============

  The accompanying notes are an integral part of these financial statements.

                            VST TECHNOLOGIES, INC.

                           STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                         1997              1998              1999
                                                   ---------------   ----------------   --------------
Revenues .......................................     $ 7,645,025      $24,605,867       $61,525,751
Cost of Revenues ...............................       6,182,709       19,189,060        45,773,589
                                                     -----------      -----------       -----------
   Gross margin ................................       1,462,316        5,416,807        15,752,162
                                                     -----------      -----------       -----------
Operating Expenses: ............................
 Selling and marketing .........................       2,172,582        2,789,188         3,764,981
 Research and development ......................       1,172,534        1,098,601         2,608,001
 General and administrative ....................       1,421,604        2,182,687         2,901,823
                                                     -----------      -----------       -----------
                                                       4,766,720        6,070,476         9,274,805
                                                     -----------      -----------       -----------
   Income (loss) from operations ...............     (3,304,404)         (653,669)        6,477,357
Interest Income ................................            488             1,263             1,228
Interest Expense ...............................       (305,405)         (473,231)         (261,185)
Other (Expense) Income, net ....................        (42,737)            8,062            (5,060)
                                                   -------------     ------------       -------------
   Net income (loss) ...........................     (3,652,058)       (1,117,575)        6,212,340
Accretion of Dividends on Redeemable Convertible
  Preferred Stock ..............................        279,308           487,951           926,526
                                                   -------------     ------------       -----------
   Net income (loss) attributable to
      common stockholders ......................   $(3,931,366)      $(1,605,526)       $ 5,285,814
                                                   =============     ============       ===========
Net Income (Loss) per Share: ...................
 Basic .........................................   $    (44.78)      $    (18.29)       $     57.58
                                                   =============     ============       ===========
 Diluted .......................................   $    (44.78)      $    (18.29)       $     11.57
                                                   =============     ============       ===========
Weighted Average Shares Outstanding: ...........
 Basic .........................................        87,799            87,799             91,803
                                                   =============     ============       ===========
 Diluted .......................................        87,799            87,799            456,825
                                                   =============     ============       ===========

           The accompanying notes are an integral part of these financial statements.

                            VST TECHNOLOGIES, INC.

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                  SERIES A REDEEMABLE      SERIES B REDEEMABLE      SERIES C REDEEMABLE
                                ------------------------ ------------------------ -----------------------
                                 NUMBER OF   REDEMPTION   NUMBER OF   REDEMPTION   NUMER OF   REDEMPTION
                                   SHARES       VALUE       SHARES       VALUE      SHARES       VALUE
                                ----------- ------------ ----------- ------------ ---------- ------------
Balance, December 31, 1996        137,734    $2,143,393         --    $       --        --    $       --
 Conversion of convertible
  subordinated debt and
  accrued interest to
  redeemable convertible
  preferred stock .............    76,246     1,068,384    109,264     2,093,466        --            --
 Issuance of Series B
  preferred stock, net of
  issuance costs of $28,745            --            --     25,642       471,274        --            --
 Accretion of dividends on
  redeemable convertible
  preferred stock .............        --       249,047         --        30,261        --            --
 Proceeds from issuance of
  warrants ....................        --            --         --            --        --            --
 Net loss .....................        --            --         --            --        --            --
                                  -------    ----------    -------    ----------        --    ----------
Balance, December 31, 1997 ....   213,980     3,460,824    134,906     2,595,001        --            --
 Conversion of convertible
  subordinated debt and
  accrued interest to
  redeemable convertible
  preferred stock .............        --            --         --            --   292,633     2,620,329
 Issuance of Series C
  preferred stock, net of
  issuance costs of $54,939            --            --         --            --   261,111     1,864,999
 Accretion of dividends and
  original issuance
  discount on redeemable
  convertible preferred
  stock .......................        --       260,345         --       217,639        --         9,967
 Net loss .....................        --            --         --            --        --            --
                                  -------    ----------    -------    ----------   -------    ----------
Balance, December 31, 1998 ....   213,980     3,721,169    134,906     2,812,640   553,744     4,495,295
 Accretion of dividends on
  redeemable convertible
  preferred stock .............        --       260,351         --       217,642        --       448,533
 Exercise of stock options ....        --            --         --            --        --            --
 Exercise of warrants .........       969        14,050        208         4,056        --            --
 Net income ...................        --            --         --            --        --            --
                                  -------    ----------    -------    ----------   -------    ----------
Balance, December 31, 1999 ....   214,949    $3,995,570    135,114    $3,034,338   553,744    $4,943,828
                                  =======    ==========    =======    ==========   =======    ==========

                                     COMMON STOCK                                           TOTAL
                                -----------------------  ADDITIONAL                     STOCKHOLDERS'
                                 NUMBER OF   $0.01 PAR     PAID-IN      ACCUMULATED        EQUITY
                                   SHARES      VALUE       CAPITAL        DEFICIT         (DEFICIT)
                                ----------- ----------- ------------ ---------------- ----------------
Balance, December 31, 1996         87,799      $  878     $580,957     $ (3,399,293)    $ (2,817,458)
 Conversion of convertible
  subordinated debt and
  accrued interest to
  redeemable convertible
  preferred stock .............        --          --           --               --               --
 Issuance of Series B
  preferred stock, net of
  issuance costs of $28,745            --          --           --               --
 Accretion of dividends on
  redeemable convertible
  preferred stock .............        --          --           --         (279,308)        (279,308)
 Proceeds from issuance of
  warrants ....................        --          --      144,539               --          144,539
 Net loss .....................        --          --           --       (3,652,058)      (3,652,058)
                                   ------      ------     --------     ------------     ------------
Balance, December 31, 1997 ....    87,799         878      725,496       (7,330,659)      (6,604,285)
 Conversion of convertible
  subordinated debt and
  accrued interest to
  redeemable convertible
  preferred stock .............        --          --           --               --               --
 Issuance of Series C
  preferred stock, net of
  issuance costs of $54,939            --          --           --          (54,939)         (54,939)
 Accretion of dividends and
  original issuance
  discount on redeemable
  convertible preferred
  stock .......................        --          --           --         (487,951)        (487,951)
 Net loss .....................        --          --           --       (1,117,575)      (1,117,575)
                                   ------      ------     --------     ------------     ------------
Balance, December 31, 1998 ....    87,799         878      725,496       (8,991,124)      (8,264,750)
 Accretion of dividends on
  redeemable convertible
  preferred stock .............        --          --           --         (926,526)        (926,526)
 Exercise of stock options ....    10,444         104       18,440               --           18,544
 Exercise of warrants .........     2,794          28          251               --              279
 Net income ...................        --          --           --        6,212,340        6,212,340
                                   ------      ------     --------     ------------     ------------
Balance, December 31, 1999 ....   101,037      $1,010     $744,187     $ (3,705,310)    $ (2,960,113)
                                  =======      ======     ========     ============     ============

                  The accompanying notes are an integral part of these
                             financial statements.

                            VST TECHNOLOGIES, INC.

                           STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                           1997               1998               1999
                                                                     ----------------   ----------------   ---------------
Cash Flows from Operating Activities:
 Net income (loss) ...............................................     $ (3,652,058)      $ (1,117,575)     $  6,212,340
 Adjustments to reconcile net income (loss) to net cash
   used in operating activities-
  Depreciation ...................................................          458,846            531,583           665,039
  Deferred tax asset .............................................               --                 --        (1,485,000)
  Amortization of original issue discount ........................          144,539                 --                --
  Conversion of accrued interest to redeemable
    preferred stock ..............................................          220,218             63,729                --
  Changes in assets and liabilities-
   Accounts receivable ...........................................         (664,010)        (3,014,739)       (6,752,199)
   Inventories ...................................................         (407,065)          (366,931)       (8,153,737)
   Prepaid expenses ..............................................           18,141             (2,382)          (53,464)
   Accounts payable ..............................................          863,433            840,638         5,669,088
   Accrued expenses ..............................................          376,224            314,771           790,858
   Income taxes payable ..........................................               --                 --         1,448,150
                                                                       ------------       ------------      ------------
    Net cash used in operating activities ........................       (2,641,732)        (2,750,906)       (1,658,925)
                                                                       ------------       ------------      ------------
Cash Flows from Investing Activities:
 Purchases of property and equipment .............................         (631,083)          (604,554)       (1,175,696)
 Decrease in other assets ........................................            1,970              5,828                --
                                                                       ------------       ------------      ------------
    Net cash used in investing activities ........................         (629,113)          (598,726)       (1,175,696)
                                                                       ------------       ------------      ------------
Cash Flows from Financing Activities:
 Net borrowings under line of credit .............................          680,560            544,440         3,000,000
 Proceeds from issuance of convertible subordinated debt .........        1,390,461          1,956,600                --
 Repayments on capital lease obligation ..........................          500,000                 --           (11,460)
 Principal repayments on note payable ............................          (16,544)          (483,456)               --
 Net proceeds from the sale of redeemable convertible
   preferred stock ...............................................          471,274          1,810,060                --
 Proceeds from exercise of stock options .........................               --                 --            18,544
 Proceeds from exercise of warrants ..............................               --                 --            18,385
 Proceeds from issuance of warrants ..............................          144,539                 --                --
                                                                       ------------       ------------      ------------
    Net cash provided by financing activities ....................        3,170,290          3,827,644         3,025,469
                                                                       ------------       ------------      ------------
Net Increase (Decrease) in Cash and Cash Equivalents .............         (100,555)           478,012           190,848
Cash and Cash Equivalents, beginning of year .....................          228,529            127,974           605,986
                                                                       ------------       ------------      ------------
Cash and Cash Equivalents, end of year ...........................     $    127,974       $    605,986      $    796,834
                                                                       ============       ============      ============
Supplemental Disclosure of Noncash Financing Transactions:
 Accretion of dividends on redeemable convertible
   preferred stock ...............................................     $    279,308       $    487,951      $    926,526
                                                                       ============       ============      ============
 Conversion of convertible subordinated debt and accrued
   interest into redeemable convertible preferred stock ..........     $  3,161,850       $  2,620,329      $         --
                                                                       ============       ============      ============
 Equipment acquired under capital lease obligation ...............     $         --       $         --      $     23,620
                                                                       ============       ============      ============
Supplemental Disclosure of Cash Flow Information:
 Cash paid during the year for interest ..........................     $     57,272       $    331,019      $    236,845
                                                                       ============       ============      ============
 Cash paid during the year for taxes .............................     $      2,400       $      2,400      $     36,850
                                                                       ============       ============      ============

  The accompanying notes are an integral part of these financial statements.

                            VST TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     VST Technologies, Inc. (the Company) was incorporated in Delaware to develop, manufacture, distribute, market, sell and service peripheral computer products for portable and desktop personal computers.

     The Company is subject to the risks associated with emerging, technology-oriented companies. Primary among these risks are competition from substitute products and the need to successfully develop and market its current and future products and, if it becomes necessary, to obtain additional financing to fund operations. Management believes that the Company's current cash position along with the availability under its line of credit and current operating plan will be sufficient to fund operations for the next fiscal year.

     On March 6, 2000, the Company was acquired by SmartDisk Corporation (SmartDisk), a publicly held Company, for approximately $16.4 million in cash, approximately 1.1 million shares of SmartDisk common stock and options to acquire approximately 443,000 shares of SmartDisk common stock.

     The accompanying financial statements reflect the application of the accounting policies described below.

(A) CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents. At December 31, 1998 and 1999, the Company's cash equivalents consist entirely of money market funds.

(B) INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following at December 31, 1998 and 1999:

                                                        1998            1999
                                                   -------------   -------------
   Raw materials ...............................    $1,344,782     $ 5,033,684
   Work-in-process and finished goods ..........     1,300,749       5,765,584
                                                    ----------     -----------
                                                    $2,645,531     $10,799,268
                                                    ==========     ===========

(C) DEPRECIATION

     The Company provides for depreciation by charges to operations using the straight-line method based on the estimated useful lives of the related assets, as follows:

ASSET CLASSIFICATION                             ESTIMATED USEFUL LIFE
---------------------------------------------   ----------------------
   Production equipment .....................         18 months
   Computer equipment and software ..........         3-5 years
   Furniture and fixtures ...................          5 years

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, the Company

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

reviews its long-lived assets (which consist primarily of property and equipment) for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. The Company evaluates the realizability of its long-lived assets based on profitability and cash flow expectations for the related asset. Management believes that, as of each of the balance sheet dates presented, none of the Company's long-lived assets were impaired.

(D) REVENUE RECOGNITION

     The Company recognizes revenue upon product shipment, at which time ownership of the product is transferred. In addition, the Company also reserves for anticipated product returns and customer allowances at that time.

(E) RESEARCH AND DEVELOPMENT

     Research and development costs are charged to operations as incurred.

(F) USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(G) FINANCIAL INSTRUMENTS

     The estimated fair market value of the Company's financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable, approximates the carrying values of those instruments.

(H) CONCENTRATIONS OF CREDIT RISK

     SFAS No. 105, DISCLOSURE ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that subject the Company to significant concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents balances with well capitalized financial institutions. To control accounts receivable credit risk, the Company performs credit evaluations of its customers and maintains allowances for potential credit losses. The Company has not experienced any significant loss on any particular customer during 1998 or 1999.

(I) COMPREHENSIVE INCOME (LOSS)

     Comprehensive income (loss) includes net income (loss), as well as other changes in stockholders' equity (deficit) except stockholder investments and distributions. The Company's comprehensive income (loss) is equal to net income
(loss) for all periods presented.

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

(J) STOCK-BASED COMPENSATION

     The Company records stock-based compensation issued to employees using the intrinsic value method, and stock-based compensation issued to nonemployees using the fair value method. Stock-based compensation is recognized on options issued to employees if the option exercise price is less than the market price of the underlying stock on the date of grant.

(K) NET INCOME (LOSS) PER SHARE

     The Company computes net income (loss) per share in accordance with the provisions of SFAS No. 128, EARNINGS PER SHARE. Under the provisions of SFAS No. 128, net income (loss) per share is measured at two levels: basic net income (loss) per share and diluted net income (loss) per share. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per is computed by dividing net income (loss) by the weighted average number of dilutive common shares, options and warrants outstanding during the period. Diluted weighted average shares reflects the dilutive effect, if any, of common stock options and warrants based on the treasury stock method. No common stock equivalents are considered dilutive in periods in which a loss is reported because all such common equivalent shares are antidilutive. The number of common stock equivalents that were excluded from the calculation, as their effect would have been antidilutive, was 175,300, 208,764 and 86,446 in 1997, 1998 and 1999, respectively.

     The calculations of basic and diluted weighted average shares outstanding are as follows:

                                                              1997       1998        1999
                                                            --------   --------   ---------
   Basic weighted average shares outstanding ............    87,799     87,799      91,803
   Dilutive options and warrants ........................        --         --     365,022
                                                             ------     ------     -------
   Diluted weighted average shares outstanding ..........    87,799     87,799     456,825
                                                             ======     ======     =======

(L) RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT

     In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, ACCOUNTING FOR DERIVATIVES AND HEDGING ACTIVITIES. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133, as amended by SFAS No. 137, will be effective for the Company's financial reporting beginning in the first quarter of 2001. SFAS No. 133 will require the Company to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for gains and losses from changes in the fair value of a particular derivative will depend on the intended use of the derivative. The Company does not expect the adoption of SFAS No. 133 to have a material impact on the results of its operations or financial position.

     In December 1999, the SEC issued Staff Accounting Bulletin No. 101 "Revenue Recognition." This bulletin, as amended, established guidelines for revenue recognition and is effective for periods beginning after March 15, 2000. The Company does not expect that the adoption of the guidelines required by SAB 101 will have a material impact on the financial statements.

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(2) LINE OF CREDIT

     During 1999, the Company entered into a new line of credit agreement (the line) with a bank under which the Company may borrow up to $5,000,000 based upon a borrowing base of 80% of eligible accounts receivable, as defined. The line expires on June 30, 2000. Borrowings under the line are collateralized by substantially all of the Company's assets and bear interest at the bank's prime rate (8.50% at December 31, 1999) plus an incremental rate based on financial performance. This incremental rate was 0.50% at December 31, 1999. The agreement requires compliance with several financial covenants, with which the Company was in compliance at December 31, 1999. As of December 31, 1999, there was $4,500,000 outstanding under the line.

     During 1999, the Company issued a warrant to a bank for the purchase of 6,348 shares of Series C redeemable convertible preferred stock (the Series C preferred stock) (see Note 5(a)) at an exercise price of $8.10 per share. No value has been ascribed to these warrants, as they have an immaterial effect on the financial statements.

(3) CONVERTIBLE SUBORDINATED DEBT

     The Company issued convertible demand notes payable (the 1997 notes) in the amount of $1,535,000 during 1997. At December 31, 1997, $600,000 of these notes were outstanding. In 1998, the Company issued an additional $2,556,600 of such notes (the 1998 notes). In conjunction with the issuance of the 1998 notes, the outstanding 1997 notes were canceled and reissued as part of the 1998 notes. The 1998 notes were unsecured and bore interest at 12% per annum. In connection with the issuance of the 1997 notes, the Company issued an aggregate of 15,745 warrants, to which the Company allocated $144,539 of the gross proceeds. The resulting original issuance discount was fully amortized in 1997.

     In conjunction with the sale of the Series C preferred stock (see Note 5(a)), all principal plus accrued interest on the 1998 notes was converted into 292,633 shares of Series C preferred stock and the Company issued warrants to purchase common stock at an exercise price of $0.10 (see Note 6(b)).

(4) INCOME TAXES

     The Company provides for income taxes under the liability method in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under the provisions of SFAS No. 109, the Company recognizes a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future effects of temporary differences between the carrying value of assets and liabilities for financial reporting and tax reporting purposes to the extent that they are realizable.

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(4) INCOME TAXES--(CONTINUED)

     The Components of the deferred tax assets are as follows:

                                                         1998             1999
                                                   ---------------   --------------
   Net operating loss carryforwards ............    $  1,792,000       $       --
   Allowance for bad debts .....................         121,000          193,000
   Accrued liabilities .........................         361,000        1,041,000
   Reserve for inventory obsolescence ..........         413,000          383,000
   Reserve for stock rotation rights ...........              --         (332,000)
   Depreciation ................................         144,000          200,000
                                                    ------------       ----------
     Total net deferred tax assets .............       2,831,000        1,485,000
   Valuation allowance .........................      (2,831,000)              --
                                                    ------------       ----------
                                                    $         --       $1,485,000
                                                    ============       ==========

     During 1999, the Company recorded a deferred tax asset of $1,485,000 in the accompanying balance sheet, as it was determined that it was more likely than not that the Company would be able to realize this asset.

     At December 31, 1998, the Company recorded a full valuation allowance against its deferred tax asset due to the uncertainty surrounding the timing of the realization of these tax benefits. Realization of these tax benefits were dependent on generating sufficient taxable income.

     The reconciliation between the statutory federal income tax rate and the Company's effective tax rate is as follows:

                                                        1997      1998      1999
                                                      -------   -------   --------
   Federal statutory rate .........................   (34)%     (34)%       34%
   State tax, net of federal tax benefit ..........   (6)       (6)          6
   Change in valuation allowance ..................   40        40        (40)
                                                      ---       ---       ----
                                                      0 %       0 %       0 %
                                                      ====      ====      ======

(5) REDEEMABLE CONVERTIBLE PREFERRED STOCK

     During 1995, the Company issued 137,734 shares of Series A redeemable convertible preferred stock (Series A preferred stock), $0.01 par value, at an issuance price of $14.50 per share for net proceeds of approximately $1,900,000. In 1997, the Company issued 76,246 and 109,264 shares of Series A preferred stock and Series B redeemable preferred stock (Series B preferred stock), respectively, pursuant to the conversion of $3,161,850 of convertible subordinated debt and accrued interest. On May 6, 1997, the Company sold 25,642 shares of Series B preferred stock for net proceeds of $471,000. On December 23, 1998, the Company issued 553,744 shares of Series C preferred stock for net cash proceeds of $1,810,000 and the conversion of $2,620,329 of convertible subordinated debt and accrued interest. The rights and privileges of the Series A, Series B and Series C preferred stock are as follows:

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(5) REDEEMABLE CONVERTIBLE PREFERRED STOCK--(CONTINUED)

LIQUIDATION

     In the event of liquidation, the Series A, Series B and Series C preferred stockholders are entitled to $14.50, $19.50 and $8.10 per share plus accrued and unpaid dividends (compounded at 8%, 8% and 10% of the original purchase price), respectively, prior to any distribution to common stockholders. The liquidation rights of the Series C preferred stockholders are senior to those of both the Series A and Series B preferred stockholders.

VOTING

     The preferred stockholders are entitled to voting rights equivalent to the number of shares of common stock into which each preferred share can be converted.

CONVERSION

     Each class of preferred stock is convertible into common stock at a rate of one share of common stock for each share of preferred stock, adjustable for certain dilutive events. Each share of preferred stock will be automatically converted into shares of common stock upon the closing of a public offering of the Company's common stock, at a price per share of not less than $24.30 per share (as adjusted for any stock dividend or stock distribution) and aggregate gross proceeds of not less than $15,000,000.

RIGHT OF FIRST REFUSAL

     The preferred stockholders have certain rights of first refusal that allow them to participate ratably in any future issuance of stock to maintain their original ownership percentage. This right terminates upon a public offering, as defined.

DIVIDENDS

     Cumulative dividends on preferred stock are paid out of available earnings, as defined, if and when declared by the Board of Directors, at a rate of 8%, 8% and 10% for Series A, Series B and Series C preferred stock, respectively.

REDEMPTION

     The Company may be required, upon an affirmative vote of the holders of at least 50% of the then outstanding preferred shares, to redeem all of the preferred stock in three equal installments, with the first installment on or after December 1, 2003, and the second and third installments on the first and second anniversary of such date, respectively. The redemption price of the Series A, Series B and Series C preferred stock is $14.50, 19.50 and $8.10 per share, respectively, plus an amount equal to an annual compounded rate of 8%, 8% and 10% of the original purchase price, respectively.

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(6) STOCKHOLDERS' DEFICIT

(A) COMMON STOCK

     The Company has authorized 2,813,708 shares of $0.01 par value common stock. The Company has reserved 1,827,537 shares of common stock for the conversion of the preferred stock and the issuance upon exercise of common stock warrants and stock options.

(B) WARRANTS

     The following table summarizes preferred stock warrant activity for the three-year period ended December 31, 1999:

                                               NUMBER OF     EXERCISE PRICE         WEIGHTED
                                                 SHARES       PER SHARE(#)      AVERAGE PRICE(#)
                                              -----------   ----------------   -----------------
   Outstanding, December 31, 1996 .........      31,712       $14.50-19.50           $16.12
    Issued ................................      23,437              19.50            19.50
                                                 ------       ------------           ------
   Outstanding, December 31, 1997 .........      55,149        14.50-19.50            17.55
                                                 ------       ------------           ------
   Outstanding, December 31, 1998 .........      55,149        14.50-19.50            17.55
    Issued ................................       6,348               8.10             8.10
    Exercised .............................      (1,177)       14.50-19.50            15.38
                                                 ------       ------------           ------
   Outstanding, December 31, 1999 .........      60,320       $ 8.10-19.50           $16.75
                                                 ======       ============           ======
   Exercisable, December 31, 1999 .........      60,320       $ 8.10-19.50           $16.75
                                                 ======       ============           ======

     The warrants may be exercised at any time after issuance and expire at various dates through 2007. The warrants are subject to certain antidilution provisions that allow the holders of these warrants to participate in property and security dividends issued by the Company to common stockholders and to participate in any common stock dividends or splits.

     In addition to the preferred stock warrants granted above, in 1997, the Company granted warrants for the purchase of 1,026 shares of common stock at an exercise price of $19.50 per share and in 1998, the Company granted warrants to purchase 138,436 shares of common stock, an exercise price of $0.10 per share, in connection with the conversion of the convertible subordinated debt described in Note 3 and the issuance of the Series C preferred stock (Note 5). The warrants may be exercised at anytime after issuance and expire at various dates through 2008. No value has been ascribed to these warrants, as they have an immaterial effect on the financial statements.

(C) STOCK OPTION PLAN

     Under the 1995 Stock Option Plan as amended (the Plan), the Company may grant options to purchase up to 536,994 shares of common stock to be granted to Company directors, officers, employees and consultants. Incentive stock options may be granted under the Plan at a price not less than 100% of the fair market value on the date of grant and expire at a maximum of 10 years from the date of grant. Nonqualified stock options expire on dates determined in each optionee's agreement, but they may be subject to earlier termination, as provided in the Plan. The Plan terminates on July 5, 2005.

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(6) STOCKHOLDERS' DEFICIT--(CONTINUED)

     Information with respect to all stock option activity is as follows:

                                               NUMBER OF     OPTION PRICE     WEIGHTED AVERAGE
                                                 SHARES        PER SHARE       OPTIONS PRICE
                                              -----------   --------------   -----------------
   Outstanding, December 31, 1996 .........      81,244       $1.45-1.60           $1.46
    Granted ...............................      41,381        1.60-1.95            1.93
    Expired ...............................      (3,500)       1.45-1.95            1.58
                                                 ------       ----------           -----
   Outstanding, December 31, 1997 .........     119,125       $1.45-1.95           $1.62
    Granted ...............................      49,500             1.95            1.95
    Canceled ..............................     (15,010)            1.95            1.95
                                                -------       ----------           -----
   Outstanding, December 31, 1998 .........     153,615        1.45-1.95            1.69
    Granted ...............................     358,464         .81-4.00             .96
    Canceled ..............................      (8,100)       1.45-2.43            2.34
    Exercised .............................     (10,444)       1.45-1.95            1.78
                                                -------       ----------           -----
   Outstanding, December 31, 1999 .........     493,535       $ .81-4.00           $1.15
                                                =======       ==========           =====
   Exercisable, December 31, 1999 .........     396,606       $ .81-1.95           $1.10
                                                =======       ==========           =====
   Exercisable, December 31, 1998 .........     115,502       $1.45-1.95           $1.64
                                                =======       ==========           =====
   Exercisable, December 31, 1997 .........      67,652       $1.45-1.95           $1.45
                                                =======       ==========           =====

     The range of exercise prices for common stock options outstanding and options exercisable at December 31, 1999 is as follows:

                                     WEIGHTED
                                     AVERAGE        WEIGHTED                      WEIGHTED
    RANGE OF                        REMAINING        AVERAGE                      AVERAGE
    EXERCISE         OPTIONS       CONTRACTUAL      EXERCISE        OPTIONS       EXERCISE
     PRICES        OUTSTANDING         LIFE           PRICE       EXERCISABLE      PRICE
---------------   -------------   -------------   ------------   -------------   ---------
       $0.81         326,264             5.89      $    0.81        259,443        $0.81
        1.45          72,100             4.10           1.45         79,016         1.45
        1.60           3,500             6.75           1.60          2,625         1.60
        1.95          66,571             8.30           1.95         55,522         1.95
        2.43          23,950             9.42           2.43              -         2.43
        4.00           1,150             9.63           4.00              -         4.00
------------         -------             ----      ---------        -------        -----
   $.81-4.00         493,535             6.14      $.81-4.00        396,606        $1.10
============         =======             ====      =========        =======        =====


     The Financial Accounting Standards Board issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires the measurement of the fair value of stock-based compensation to be included in the statement of operations or disclosed in the notes to the financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(6) STOCKHOLDERS' DEFICIT--(CONTINUED)

SFAS No. 123 for stock-based compensation awarded in 1998 and 1999 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The underlying assumptions used are as follows:

                                                      DECEMBER 31,
                                         --------------------------------------
                                            1997        1998          1999
                                         ---------   ---------   --------------
   Risk-free interest rate ...........      6.22%       4.65%       5.10-6.15%
   Expected dividend yield ...........        --          --               --
   Expected lives (in years) .........         7           7                7
   Expected volatility ...............        65%         65%              65%

     During the years ended December 31, 1997, 1998 and 1999, the weighted average value of option grants was $0.33, $1.25 and $0.30 per share, respectively. The weighted average remaining contractual life of options outstanding at December 31, 1997, 1998 and 1999 was 7.40, 7.21 and 6.14 years, respectively.

     The pro forma effect of SFAS No. 123 for the years ended December 31, 1997, 1998 and 1999 is as follows:

                                                  1997               1998              1999
                                            ----------------   ----------------   -------------
   Net income (loss) ....................     $ (3,652,058)      $ (1,117,575)     $6,212,340
   Pro forma net income (loss) ..........     $ (3,654,389)      $ (1,196,147)     $6,033,058
   Pro forma net income (loss) per share-
    Basic ...............................     $     (41.62)      $     (13.62)     $    65.72
    Diluted .............................     $     (41.62)      $     (13.62)     $    13.21

(7) SIGNIFICANT CUSTOMERS

     Three customers accounted for approximately 50%, 53% and 57% during 1997, 1998 and 1999, respectively, of the Company's revenue. As of December 31, 1998 and 1999, one and two customers, respectively, represented approximately 51% and 56%, respectively, of the Company's accounts receivable balance.

(8) SIGNIFICANT VENDORS

     During 1998 and 1999, the Company relied on another company to supply a key component for the manufacture of some of the Company's peripheral products. During 1997, there were no significant vendors.

(9) COMMITMENTS

     The Company conducts its operations in leased facilities under an operating lease agreement. The lease expires in April 2001 and future minimum lease payments under this agreement are $435,505 for 2000. The Company recorded approximately $162,010, $210,271 and $222,415 of rent expense in 1997, 1998 and 1999, respectively.

                            VST TECHNOLOGIES, INC.

                               DECEMBER 31, 1999

(10) SEGMENT AND GEOGRAPHIC INFORMATION

     The Company had adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company has determined that it only operates in one segment. Gross revenues by significant geographic region are as follows:

                                           1997                       1998                        1999
                                 ------------------------   -------------------------   -------------------------
   North America .............    $6,763,436         78%     $23,517,040         91%     $58,354,476         92%
   Europe ....................       326,780          4        2,097,522          8        3,664,183          6
   Asia/Pacific Rim ..........     1,552,278         18          238,016          1        1,472,147          2
                                  ----------         --      -----------         --      -----------         --
                                  $8,642,494        100%     $25,852,578        100%     $63,490,806        100%
                                  ==========        ===      ===========        ===      ===========        ===

(11) VALUATION AND QUALIFYING ACCOUNTS

                                       BALANCE,
                                     BEGINNING OF     CHARGED TO                     BALANCE,
ALLOWANCE FOR DOUBTFUL ACCOUNTS          YEAR           EXPENSE      WRITE-OFFS     END OF YEAR
---------------------------------   --------------   ------------   ------------   ------------
   December 31, 1999 ............      $299,968        $180,000      $      --       $479,968
   December 31, 1998 ............        75,000         267,277        (42,309)       299,968
   December 31, 1997 ............        54,315          64,927        (44,242)        75,000

                                    BALANCE,
                                  BEGINNING OF     CHARGED TO                       BALANCE,
RESERVE FOR PRICE PROTECTION          YEAR           EXPENSE       WRITE-OFFS      END OF YEAR
------------------------------   --------------   ------------   --------------   ------------
   December 31, 1999 .........      $280,000      $ 520,000        $ (394,869)      $405,131
   December 31, 1998 .........        35,000      1,086,317          (841,317)       280,000
   December 31, 1997 .........            --         35,000                --         35,000

                                    BALANCE,
                                  BEGINNING OF     CHARGED TO                     BALANCE,
RESERVE FOR STOCK ROTATION            YEAR           EXPENSE      WRITE-OFFS     END OF YEAR
------------------------------   --------------   ------------   ------------   ------------
   December 31, 1999 .........      $400,000      $1,100,000      $       --    $1,500,000
   December 31, 1998 .........       310,000         647,641        (557,641)      400,000
   December 31, 1997 .........       116,414         341,540        (147,954)      310,000

(12) SUBSEQUENT EVENTS

     On February 23, 2000, the Company signed an agreement to acquire substantially all of the intellectual property of a privately held company and supplier of software for high-performance storage solutions, for approximately $400,000 in cash and 41,100 shares of the Company's common stock.